UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019

Rudolph Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36226	22-3531208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road Wilmington, Massachusetts	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 253-6200

(Former Name or Former Address, if Changed Since Last Report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	RTEC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Rudolph Technologies, Inc., a Delaware corporation (“Rudolph”), with the Securities and Exchange Commission (the “SEC”) on June 24, 2019, on June 23, 2019, Rudolph entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nanometrics Incorporated, a Delaware corporation (“Nanometrics”), and PV Equipment Inc., a Delaware corporation and a direct wholly-owned subsidiary of Nanometrics (“Merger Sub”).

On October 25, 2019, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, Merger Sub merged with and into Rudolph (the “Merger”). At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased and Rudolph continued its existence under Delaware law as the surviving corporation in the Merger and a direct wholly-owned subsidiary of Nanometrics, which was renamed “Onto Innovation Inc.” (“Onto Innovation”) upon the consummation of the Merger.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described above, on October 25, 2019, Rudolph and Nanometrics completed their previously announced Merger. As a result of the Merger, Rudolph became a direct wholly-owned subsidiary of Onto Innovation (formerly Nanometrics). At the Effective Time, each issued and outstanding share of common stock of Rudolph, par value $0.001 per share (“Rudolph Common Stock”) (other than shares owned by Rudolph or Nanometrics), was automatically converted into the right to receive 0.8042 (the “Exchange Ratio”) shares of Onto Innovation common stock, par value $0.001 per share (“Onto Innovation Common Stock”), and cash in lieu of any fractional shares of Onto Innovation Common Stock any former holder of Rudolph Common Stock would otherwise be entitled to receive.

At the Effective Time, options to purchase shares of Rudolph Common Stock outstanding immediately prior to the Effective Time (“Rudolph Options”), all of which were fully vested, were assumed by Nanometrics and converted into an option to acquire that number of shares of Onto Innovation Common Stock (each, an “Onto Innovation Option”) equal to the product obtained by multiplying (x) the number of shares of Rudolph Common Stock underlying the applicable Rudolph Option immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, rounded down to the nearest whole share number of Onto Innovation Common Stock, and with a per share exercise price equal to (A) the per share exercise price applicable to such Rudolph Option immediately prior to the Effective Time divided by (B) the Exchange Ratio, with the resulting exercise price per share rounded up to the nearest whole cent. Each assumed and converted Onto Innovation Option will continue to be governed by substantially the same terms and conditions as were applicable to the Rudolph Option immediately prior to the Effective Time (including the term, exercisability and vesting schedule as were applicable to the Rudolph Option immediately before the Effective Time).

At the Effective Time, each Rudolph time-based restricted stock unit and performance-based restricted stock unit that was outstanding immediately prior to the Effective Time and was not vested (each, a “Rudolph RSU”) was assumed by Nanometrics and converted into an award to receive that number of shares of Onto Innovation Common Stock (each, an “Onto Innovation RSU”) equal to the product of (x) the number of shares of Rudolph Common Stock subject to such Rudolph RSU immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, with the resulting number of Onto Innovation shares rounded up or down to the nearest whole share of Onto Innovation Common Stock. Each assumed and converted Onto Innovation RSU will continue to have, and will be subject to, substantially the same terms and conditions as applied to the applicable Rudolph RSU immediately prior to the Effective Time (including the vesting and settlement schedule(s) as were applicable to the corresponding Rudolph RSU immediately before the Effective Time).

Any share of Rudolph Common Stock underlying a Rudolph RSU that is vested and so is not assumed by Nanometrics, but as to which such underlying share of Rudolph Common Stock was not issued by the Effective Time (including any performance-based Rudolph RSUs) were issued as of immediately prior to the Effective Time and were treated as a share of Rudolph Common Stock issued and outstanding immediately prior to the Effective Time and received the same consideration provided to holders of Rudolph Common Stock, subject to the terms and conditions of the Merger Agreement.

The issuance of Onto Innovation Common Stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, as amended, pursuant to Nanometrics’ registration statement on Form S-4 (File No. 333- 233304), filed with the SEC and declared effective on September 10, 2019.

The foregoing summary description of the completion of the Merger does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Rudolph with the SEC on June 24, 2019 and is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 25, 2019, in connection with the consummation of the Merger, Rudolph notified the New York Stock Exchange (the “NYSE”) that the Merger had been consummated and requested that the trading of Rudolph Common Stock on the NYSE be suspended prior to market open on October 28, 2019 and that the listing of the shares of Rudolph Common Stock on the NYSE be withdrawn. In addition, Rudolph requested that the NYSE file with the SEC a notification on Form 25 to report the delisting of the shares of Rudolph Common Stock from the NYSE and to deregister the shares under Section 12(b) and Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rudolph intends to file with the SEC a Form 15 suspending Rudolph’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

Upon the Effective Time, a change in control of Rudolph occurred, and Rudolph became a direct wholly-owned subsidiary of Onto Innovation (formerly Nanometrics). The information contained in the Introductory Note above and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, on October 25, 2019, upon completion of the Merger, the Board of Directors (the “Board”) of Rudolph was reconstituted to consist of three directors, comprised of Michael P. Plisinski, Steven R. Roth and Robert A. Koch. The then-serving members of the Board of Rudolph, other than Mr. Plisinski, namely David B. Miller, Jeffrey A. Aukerman, Leo Berlinghieri, Daniel H. Berry, Vita A. Cassese, Thomas G. Greig and John R. Whitten, resigned as directors on October 25, 2019 at the request of Nanometrics upon completion of the Merger (not because of any disagreement on any matter relating to the registrant’s operations, policies or practices).

On October 25, 2019, upon completion of the Merger, Elvino da Silveira and Richard Rogoff ceased to be officers of Rudolph and the officers of the Merger Sub, Messrs. Plisinski, Roth and Koch, remained the officers of Rudolph.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, Rudolph’s certificate of incorporation was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”), and Rudolph’s bylaws were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1

Agreement and Plan of Merger, dated as of June 23, 2019, by and among Rudolph Technologies, Inc., Nanometrics Incorporated and PV Equipment Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Rudolph Technologies, Inc. with the SEC on June 24, 2019).*

3.1	Amended and Restated Certificate of Incorporation of Rudolph Technologies, Inc., dated October 25, 2019.

3.2	Amended and Restated Bylaws of Rudolph Technologies, Inc., dated October 25, 2019.

*	All schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2019	RUDOLPH TECHNOLOGIES, INC.

	By:	/s/ Michael P. Plisinski
Michael P. Plisinski
Chief Executive Officer